UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2021

ACREAGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-56021

British Columbia, Canada	98-1463868
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

450 LEXINGTON AVENUE, #3308 NEW YORK, New York, 10163, united states
(Address of principal executive offices, including zip code)

(646) 600-9181
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class E subordinate voting shares	ACRHF	OTC Markets Group Inc.

Class D subordinate voting shares	ACRDF	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 15, 2021, subsidiaries of Acreage Holdings, Inc. (“Acreage”) entered into asset purchase and services agreements with Chalice Brands Ltd. (the “Buyer”) (CSE:CHAL) (OTCQB:CHALF) pursuant to which the Buyer will purchase the assets and assume the operations of Acreage’s four Oregon retail dispensaries branded as Cannabliss & Co. (“Cannabliss”). This transaction will complete the sale of Acreage’s operations in Oregon.

Under the terms of the Asset Purchase Agreement, upon regulatory approval Acreage will divest the assets of its four Cannabliss retail stores located in Portland, Eugene, and Springfield, Oregon for total consideration of $6,500,000, consisting of a $250,000 cash payment at the time of signing and a 10-month secured promissory note for $6,250,000 bearing interest of 6% for the first 5 months and 10% for the remaining 5 months.

Under the terms of the Services Agreement, Acreage will transition the management of the Cannabliss retail operations to the Buyer immediately upon signing, with the Buyer ensuring break-even operations throughout the life of the Services Agreement and until regulatory approvals of the asset sale are secured and the sale is closed.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
99.1	Press Release of Acreage Holdings, Inc., dated September 16, 2021, Announcing Divestiture of Oregon Operations

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACREAGE HOLDINGS, INC.

Date: September 20, 2021	/s/ Steve Goertz
Steve Goertz
Chief Financial Officer